                                                                    Exhibit 10.6

                                              4445 Willard Avenue, Twelfth Floor
                                              Chevy Chase, Maryland 20815
                                              (301) 841-2759 phone
                                              (301) 841-2359 fax

April 21, 2003

Thomas A. Fink
4420 Dexter Street, NW
Washington, DC  20007

Dear Tom:

I am very pleased to offer you (the "Executive") a position with CapitalSource. I have set forth below a summary description of some of the terms and conditions that shall govern your employment:

Position:                  Chief Financial Officer

Job Description:           Your current duties shall include (i) developing new,
                           and managing all existing, debt financing and debt capital markets transactions, (ii) supervising all treasury functions, (iii) managing (with Jim Mozingo) the preparation, review and signing of all audited and unaudited financial statements, (iv) all corporate budgeting, forecasting and financial modeling, and (v) equity capital markets and equity investor relations responsibilities as assigned by the CEO or President. You shall report directly to John Delaney and Jason Fish. These duties may change from time to time.

Location:                  Chevy Chase, MD

Department:                Corporate

Starting Date:             May 1, 2003

Base Salary:               $12,500 semimonthly (equivalent to $300,000 per
                           year). Paychecks are issued on the 15th and the last day of each month; if paydays fall on a weekend or a holiday pay is issued on the workday preceding the weekend or holiday. Paychecks issued on the 15th of each month are for the time period of the first day of the current month through the 15th of the current month. Paychecks issued

Thomas A. Fink
April 21, 2003
Page 2


                           on the last day of each month are for the time period of the 16th through the last day of each month.

Overtime:                  Exempt

                           Exempt employees do not receive overtime pay for hours worked in excess of the standard workweek. Non-exempt employees working in excess of 40 hours in any given seven day week (beginning Saturday and ending Friday), are entitled to overtime pay at the rate of 1.5 times the equivalent of an hourly rate for the employee.

Bonus: For the year ended December 31, 2003, the discretionary bonus shall not be less than $150,000, which will be applied on a pro-rata basis depending on how long Executive works in 2003. For example if Executive commences on May 1, 2003 then the bonus will be $100,000. The bonus shall be paid at the same time as all year-end bonuses are paid to other CapitalSource employees. Thereafter, bonuses may be awarded at the sole discretion of the senior officers of CapitalSource.

Options: Options to purchase 50,000 units with a per unit exercise price equal to the fair market value per unit as of the date your employment commences, subject to appropriate adjustments for changes in capitalization, will be granted contingent upon required corporate approvals. Options will be subject to CapitalSource's Equity Incentive Plan, including a five-year vesting period (20% to vest on your employment start date and an additional 20% on each anniversary of your start date), and you will be required to enter into a non-qualified option agreement with CapitalSource.

Restricted Stock:          50,000 units will be granted as of the date your
                           employment commences, contingent upon required corporate approvals. Restricted Stock will be subject to CapitalSource's Equity Incentive Plan, including a five-year vesting period (20% to vest on your start date and an additional 20% on each anniversary of your start date), and you will be required to enter into a Restricted Unit Agreement with CapitalSource.

Thomas A. Fink
April 21, 2003
Page 3


Employment
Termination:               The respective rights and responsibilities of the
                           parties to this offer letter notwithstanding, Executive remains an employee-at-will, and his employment may be terminated by either party at any time for any reason by written notice.

                           (A) Termination without Cause or for Good Reason. If Executive's employment is terminated by CapitalSource for any reason other than Cause (as defined below) or if Executive's employment is terminated by Executive for Good Reason (as defined below), then CapitalSource shall pay Executive the Severance Package.

                           (1) For purposes of this Agreement, "Severance Package" means:

                                    (a)      Base Salary continuation for twelve
                                             (12) months at Executive's annual
                                             Base Salary rate in effect on the
                                             date of termination, subject to all
                                             applicable federal, state and local
                                             withholding and reporting
                                             requirements. These salary
                                             continuation payments shall be paid
                                             in accordance with usual
                                             CapitalSource payroll practices;

                                    (b)      A bonus equal to $150,000 and a
                                             pro-rata bonus for that year, all
                                             payable within 10 days of the date
                                             of termination;

                                    (d)      Continuation of benefits under any
                                             life, group medical, and dental
                                             insurance benefits substantially
                                             similar to those which Executive
                                             was receiving immediately prior to
                                             termination of employment until the
                                             earlier of: (i) the end of the
                                             twelve (12) month period following
                                             Executive's termination of
                                             employment, or (ii) the date on
                                             which Executive becomes eligible to
                                             receive any benefits under any plan
                                             or program of any other employer.

Thomas A. Fink
April 21, 2003
Page 4


                                             The continuing coverage provided
                                             under this paragraph (A)(1)(d) is
                                             subject the same employee
                                             contribution requirement as
                                             immediately prior the Executive's
                                             termination. In no event shall the
                                             Executive's continuation period for
                                             purposes of Part 6 of Title I of
                                             the Executive Retirement Income
                                             Security Act of 1974, as amended
                                             ("COBRA"), begin prior to the end
                                             of the Executive's coverage under
                                             CapitalSource's group health plan
                                             as provided in this paragraph
                                             (A)(1)(d).

                           (2)      For purposes of this Agreement, a
                                    termination of employment by Executive for "Good Reason" shall be a termination by Executive following the occurrence of any of the following events unless CapitalSource has cured as provided below:

                                    (a)      A material and permanent diminution
                                             in Executive's duties or
                                             responsibilities;

                                    (b)      A material reduction in the
                                             aggregate value of Base Salary; or

                                    (c)      A permanent reassignment of
                                             Executive to another primary
                                             office, or a relocation of the
                                             office that is Executive's primary
                                             office, unless Executive's primary
                                             office following such reassignment
                                             or relocation is within twenty (20)
                                             miles of Executive's primary office
                                             before the reassignment or
                                             relocation.

                                    Executive must notify CapitalSource of any event constituting Good Reason within one hundred twenty (120) days after Executive becomes aware of such event or such event shall not constitute Good Reason for purposes of this agreement provided that CapitalSource shall have fifteen (15) days from the date of such notice to cure the Good Reason event. A failure of Executive to notify CapitalSource after the first occurrence of an event constituting Good Reason shall not

Thomas A. Fink
April 21, 2003
Page 5


                                    preclude any subsequent occurrences of such event (or similar event) from constituting Good Reason.

                           (B) Termination for Cause. If Executive's employment is terminated for Cause, CapitalSource shall pay Executive his accrued but unpaid Base Salary and accrued but unused vacation days through the date of the termination of employment, and no further payments or benefits shall be owed. The accrued unpaid Base Salary amounts payable under this paragraph (b) shall be payable in a lump sum within ten (10) days of termination of employment. As used herein, the term "Cause" shall be limited to:

                           (1) Executive's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which CapitalSource conducts business;

                           (2) Executive's willful misconduct or gross negligence in the performance of his duties to CapitalSource;

                           (3) Executive's willful and continued failure to follow the instructions of CapitalSource's Board, CEO, or President; or

                           (4) Executive's willful and/or continued neglect of duties (other than any such neglect resulting from incapacity of Executive due to physical or mental illness); provided, however, that Cause shall arise under items
                                    (3) or (4) only following ten (10) days
                                    written notice thereof from CapitalSource which specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by CapitalSource to notify Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event a similar event) from constituting Cause.

Thomas A. Fink
April 21, 2003
Page 6


Confidentiality:           You will keep the terms of your employment
                           confidential with all other CapitalSource employees, except John Delaney, CEO, and Jason Fish, President.
                           In addition, you will agree to keep CapitalSource information confidential.

Benefits:                  THE BENEFITS CURRENTLY OFFERED BY CAPITALSOURCE ARE
                           AS FOLLOWS. FOR THE BENEFIT PROGRAMS LISTED BELOW,
                           CAPITALSOURCE RESERVES THE RIGHT TO AMEND OR
                           TERMINATE ANY OF ITS BENEFITS PROGRAMS AT ANY TIME OR
                           TO REQUIRE OR INCREASE EMPLOYEE PREMIUM CONTRIBUTIONS
                           TOWARD BENEFITS WITH OR WITHOUT ADVANCE NOTICE AT ITS
                           DISCRETION. IF THERE IS ANY CONFLICT BETWEEN THIS
                           SUMMARY AND THE BENEFIT PLANS, THE BENEFIT PLANS
                           GOVERN.

Composite leave:           Composite leave accrues at the rate of 20 days per
                           year. Such leave may be used for any personal reason, including vacation, illness, or a doctor's or other appointment.

Holidays:                  CapitalSource recognizes eight holidays each calendar
                           year. In addition, you may take up to two floating holidays per year.

Health and Dental
Insurance:                 CapitalSource provides health coverage through
                           UniCare Life & Health Insurance and dental insurance coverage through Guardian for the employees, and contributes 50% of the premium toward spouse/family coverage. An employee's contribution toward health insurance premiums for spouse/family coverage will be deducted from pay on a pre-tax basis. If you waive this benefit, you will not receive any compensation in place of coverage.

Long-Term Disability
Insurance:                 CapitalSource pays the premiums for long-term
                           disability insurance coverage for all employees through Fortis Benefits Insurance Company.

Group Term Life:

Thomas A. Fink
April 21, 2003
Page 7


Insurance:            CapitalSource pays the premiums for voluntary term life
                      insurance coverage through Fortis Benefits Insurance
                      Company in an amount equal to the employee's annual salary
                      (not to exceed $50,000).

401(k) Savings Plan:  CapitalSource offers a 401(k) savings plan through
                      Fidelity Management Trust Company.

Flexible Spending
 Accounts:            CapitalSource offers Flexible Spending Accounts to all
                      employees, for both medical expenses and dependent day care coverage. The maximum amounts, which may be withheld from your paychecks during any calendar year, are as follows:

                      Medical:   $3,600.00      Dependent day care:   $5,000.00

Parking: CapitalSource allows employees to withhold on a pre-tax basis up to $175.00 per month from their pay to cover actual parking costs. The employee must submit parking receipts to receive reimbursement.

Metrochek/Commuter
 Checks: CapitalSource allows employees to withhold on a pre-tax basis up to $100.00 per month from their pay to purchase Metrochek passes or Commuter Checks for use on the Washington Metro or the Bay Area Rapid Transit, respectively.

Other: CapitalSource will provide Executive with an Indemnification Agreement similar in form to the Indemnification provided to other senior executives of CapitalSource.

Federal law requires that all employers verify the identity and employment eligibility of each new employee within three days of hire. Accordingly, should you accept our offer, you will need to supply, on your first day of work, original documents that confirm your identity and your authorization to be employed by our company in the United States.

By accepting this offer, you hereby represent and warrant to CapitalSource that you are not subject to any employment agreement or other document or arrangement, in each case, affecting your ability to provide your services exclusively to CapitalSource or restricting you from competing with any person. Your provision of services as contemplated by this offer letter would not breach any contract, agreement, judgment or order binding upon you.

Thomas A. Fink
April 21, 2003
Page 8



I look forward to working with you.

Very truly yours,


/s/ John K. Delaney

John K. Delaney
Chief Executive Officer

cc:  Jason Fish

Accepted by:       /s/ Jason Fish           Date:      April 30, 2003
             -----------------------------        -------------------------